Exhibit 99.1

                   aQuantive Announces First Quarter Results;
                           Raises Full Year Guidance

     SEATTLE--(BUSINESS WIRE)--May 8, 2006--

        Conference Call and Webcast at 1:30 p.m. PDT/4:30 p.m. EDT Today

     aQuantive, Inc. (NASDAQ: AQNT), a digital marketing company, today reported financial results for the first quarter ended March 31, 2006.

     2006 first quarter results were:

     -- Revenue of $92.2 million, an increase of 42 percent over the first quarter of 2005.

     -- Net income of $7.6 million, or $0.10 per diluted share. Net income before stock-based compensation(1) was $10.5 million, an increase of 64 percent over the first quarter of 2005.

     -- Adjusted EBITDA(2) of $21.7 million, an increase of 44 percent over the first quarter of 2005.

     "I am very pleased with the strong results our business units delivered in the first quarter," said Brian McAndrews, president and CEO of aQuantive. "We experienced significant growth across all three of our business segments, attracting new clients and gaining new business with existing clients. Our continued focus on serving our clients and investing in people and infrastructure is improving our ability to grow in the markets we serve."
     aQuantive operates three business segments. Unallocated corporate expenses, including amounts recorded for stock-based compensation expense, are centrally managed at the corporate level and are not included in the segment details. Segment information is as follows:

     Digital Marketing Services

     Avenue A | Razorfish, aQuantive's digital marketing services (DMS) segment, recorded revenue of $55.2 million in the first quarter of 2006, compared to revenue of $39.1 million in the first quarter of 2005. Operating income was $7.7 million in the first quarter of 2006, compared to $4.5 million in the first quarter of 2005.
     Operating expenses in the digital marketing services segment were reduced by $1.9 million in the first quarter of 2006 due primarily to a change in estimate of a contingent liability made in prior periods for a business tax assessment liability.

     Digital Marketing Technologies

     Atlas, aQuantive's digital marketing technologies (DMT) segment, recorded revenue of $27.7 million in the first quarter of 2006, compared to revenue of $20.6 million in the first quarter of 2005. Operating income was $11.6 million in the first quarter of 2006, compared to $10.3 million in the first quarter of 2005.

     Digital Performance Media

     DRIVEpm and MediaBrokers, aQuantive's digital performance media (DPM) segment, recorded revenue of $9.3 million in the first quarter of 2006, compared to revenue of $5.3 million in the first quarter of 2005. Operating income was $1.9 million for the first quarter of 2006, compared to $0.9 million in the first quarter of 2005.

     Full Year and Second Quarter 2006 Financial Guidance

     The Company will provide guidance for revenue, net income, net income before stock-based compensation(1) and adjusted EBITDA(2). Stock-based compensation expense is expected to have a significant impact on our net income and earnings per diluted share, as noted below. Actual stock-based compensation expense may differ from these estimates based on the timing and amount of options granted, the assumptions used in valuing these options and other factors.

     Accordingly, the Company anticipates full year 2006 results as follows:

     --   Revenue of $390 - $405 million

     --   Net income of $0.44 - $0.48 per diluted share

     -- Net income before stock-based compensation of $0.61 - $0.65 per diluted share

     --   Adjusted EBITDA of $1.19 - $1.25 per diluted share

     The Company anticipates second quarter results as follows:

     --   Revenue of $96 - $100 million

     --   Net income of $0.10 - $0.12 per diluted share

     -- Net income before stock-based compensation of $0.13 - $0.15 per diluted share

     --   Adjusted EBITDA of $0.26 - $0.29 per diluted share

     (1) Net income before stock-based compensation (i.e. net income before the after tax impact of stock-based compensation expense) is a non-GAAP financial measure. See the supplemental schedule attached to this press release for more information.

     (2) Adjusted EBITDA (i.e. earnings before interest expense, net interest and other income, income tax, depreciation amortization and stock-based compensation) is a non-GAAP financial measure. See the supplemental schedule attached to this press release for more information.

     First Quarter 2006 Conference Call/Webcast Today at 1:30 p.m. PDT/4:30 p.m. EDT

     aQuantive, Inc. will host a conference call and webcast to discuss first quarter 2006 financial results today at 1:30 p.m. PDT/4:30 p.m. EDT. The conference call will be webcast from the Investor Relations section of the Company's website at www.aquantive.com/investor. Interested parties should log on to the webcast approximately 15 minutes prior to download any necessary software. The webcast is not interactive.

     About aQuantive, Inc.

     aQuantive, Inc. (NASDAQ: AQNT), a digital marketing company, was founded in 1997 to help marketers acquire, retain and grow customers across all digital media. Through its operating units, Avenue A | Razorfish (www.avenuea-razorfish.com), a full-service interactive agency, Atlas (www.atlassolutions.com), a provider of digital marketing technologies and expertise, and DRIVEpm (www.drivepm.com) and MediaBrokers, digital performance media companies, aQuantive is positioned to bring value to any interaction in the digital marketplace. aQuantive (www.aquantive.com) is headquartered in Seattle, Washington.

     Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "forecasts," and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future. The forward-looking statements in this release include, without limitation, statements regarding expected financial performance for the second quarter of 2006 and for the full year 2006, including expected stock-based compensation expense for those periods. The forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, among others, the risk of unforeseen changes in client online marketing and advertising budgets, unanticipated loss of clients or delays in anticipated campaigns and projects, the potential failure to attract new clients due to the company's inability to competitively market its services, the risk of fluctuating demand for the company's services, the potential failure to maintain desired client relationships or to achieve effective advertising campaigns for clients, potential deterioration or slower-than-expected development of the Internet advertising market, quarterly fluctuations in operating results, timing variations on the part of advertisers to implement advertising campaigns, costs and risks related to acquisitions of technologies, businesses or brands, the short term nature of the company's contracts with clients, which generally are cancelable on 90 days' or less notice, and the uncertainties, potential costs, and possible business impacts of new legislation or litigation involving the company. More information about factors that could cause actual results to differ materially from those predicted in aQuantive's forward-looking statements is set out in its annual report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, aQuantive, undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.


                            aQuantive, Inc.
                 Condensed Consolidated Balance Sheets
                            (in thousands)
                              (unaudited)

                                               March 31,  December 31,
                                                  2006        2005
                                              ----------  ------------
                    Assets

Current assets:
   Cash, cash equivalents, and short-term
      investments                              $ 270,975    $ 112,889
   Accounts receivable, net of allowances        175,412      160,370
   Other receivables                               1,598          968
   Prepaid expenses and other current assets       2,725        2,108
   Deferred tax asset                              5,416        5,416
                                                ---------    ---------
Total current assets                             456,126      281,751

Property and equipment, net                       29,390       27,370
Goodwill and other intangible assets, net        198,778      173,153
Other assets and deferred financing costs, net     2,431        2,631
Deferred tax asset, net                           25,702       23,755
                                               ---------- -----------
Total assets                                   $ 712,427    $ 508,660
                                               =========    =========


     Liabilities and Shareholders' Equity

Current liabilities:
   Accounts payable and accrued expenses       $ 126,496    $ 133,303
   Pre-billed media                               35,104       18,254
   Deferred revenue                               13,125       14,310
   Other current liabilities                         677          670
                                                ---------    ---------
Total current liabilities                        175,402      166,537

Notes payable                                     80,000       80,000
Other long-term liabilities                        5,507        5,183
                                               ---------- -----------
Total liabilities                                260,909      251,720
                                                ---------    ---------

Shareholders' equity:
   Common stock                                      749          665
   Paid-in capital                               456,276      269,382
   Accumulated deficit and other
         comprehensive income                     (5,507)     (13,107)
                                                ---------    ---------
Total shareholders' equity                       451,518      256,940

                                               ---------- -----------
Total liabilities and shareholders' equity     $ 712,427    $ 508,660
                                               =========    =========



                            aQuantive, Inc.
            Condensed Consolidated Statements of Operations
                 (in thousands, except per share data)
                              (unaudited)

                                                    Quarter Ended
                                                       March 31,
                                              ------------------------
                                                   2006          2005
                                              ----------    ----------

Revenue                                       $  92,185     $  64,997

Costs and expenses:
  Cost of revenue                                13,378         8,020
  Client support                                 45,868        30,442
  Product development                             3,680         1,967
  Sales and marketing                             6,640         3,294
  General and administrative                      8,562         7,714
  Amortization of intangible assets               2,036         1,803
  Client reimbursed expenses                        868           678
                                               ---------     ---------
      Total costs and expenses                   81,032        53,918
                                               ---------     ---------

Income from operations                           11,153        11,079

Interest and other income, net                    1,699           270
Interest expense                                    582           590
                                               ---------     ---------

Income before provision for income taxes         12,270        10,759

Provision for income taxes                        4,655         4,349
                                               ---------     ---------

Net income                                    $   7,615     $   6,410
                                               =========     =========

Basic net income per share                    $    0.11     $    0.10
                                               =========     =========

Diluted net income per share                  $    0.10     $    0.09
                                               =========     =========

Shares used in computing basic net income
 per share                                       68,275        62,790
                                               =========     =========

Shares used in computing diluted net income
 per share                                       80,010        74,083
                                               =========     =========


Supplemental Schedule of Adjusted EBITDA and Non-GAAP Estimates

The term "adjusted EBITDA" refers to a financial measure that is defined by us as earnings before net interest and other income, interest expense, income taxes, depreciation and amortization, and share-based compensation expense. Adjusted EBITDA is a non-GAAP financial measure, and may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP. Management believes that adjusted EBITDA is a useful measure for analyzing operating results, and uses this non-GAAP financial measure to review past results and forecast future results. The following schedule reconciles adjusted EBITDA to net income on the company's consolidated statement of operations, which the company believes is the most directly comparable GAAP measure.

                                                    Quarter Ended
                                                       March 31,
                                               -----------------------
(in thousands, except per share data)               2006        2005
                                                ----------  ----------
                                                      (unaudited)

Net income                                     $    7,615  $    6,410

Depreciation and amortization of property and
 equipment                                          3,523       1,991
Stock-based employee compensation expense           4,749           -
Amortization of intangible assets                   2,228       2,015
Interest and other income, net                     (1,699)       (270)
Interest expense                                      582         590
Provision for income taxes                          4,655       4,349

                                                ---------- -----------
Adjusted EBITDA                                $   21,653  $   15,085
                                                ==========  ==========

Adjusted EBITDA per basic share                $     0.32  $     0.24
                                                ==========  ==========
Adjusted EBITDA per diluted share              $     0.27  $     0.20
                                                ==========  ==========


In our estimate of adjusted EBITDA for the second quarter of 2006, we have excluded estimates for interest expense of approximately $0.6 million, net interest and other income of approximately $2.5 million, depreciation of approximately $3.7 million, amortization of intangible assets of approximately $2.2 million, share-based compensation of approximately $5.5 million and income taxes at an effective tax rate of 39%. In our estimate of adjusted EBITDA for the full year 2006, we have excluded estimates for interest expense of approximately $2.3 million, net interest and other income of approximately $9.7 million, depreciation of approximately $15.0 million, amortization of intangible assets of approximately $7.7 million, share-based compensation of approximately $22.0 million and income taxes at an effective tax rate of 39%.

We have presented information regarding net Income before stock-based compensation for the quarter ended March 31, 2006. We provide this information because management believes that analyzing our operating results excluding the impact of stock-based compensation provides a more valuable measure of our operating performance. We exclude stock-based compensation from our internal measurements of financial performance, although we consider the dilutive impact to our shareholders when awarding stock-based compensation. Stock-based compensation programs are an important component of our compensation structure. We expect to continue awarding stock-based compensation to employees, and including the impact of these awards in our operating results. The following table reconciles net income before stock-based compensation to net income on the company's consolidated statement of operations.

                                                    Quarter Ended
                                                       March 31,
                                               -----------------------
(in thousands)                                           2006
                                               -----------------------
                                                      (unaudited)

Net income                                              $7,615

Stock-based employee compensation expense, net
 of tax                                                  2,897

                                               -----------------------
Net income before stock-based employee
 compensation                                          $10,512
                                               =======================


We have also presented information regarding our current expectations for Net Income before stock-based employee compensation for the second quarter of 2006 and for the full year 2006. For the second quarter of 2006, our calculation of net income before stock-based compensation excludes the after tax impact of such compensation of approximately $3.4 million. For the full year 2006, our calculation excludes the after tax impact of such compensation of approximately $12.9 million.


Supplemental Schedule of Segment Information


(in thousands)  Digital    Digital      Digital    Unallocated
               Marketing  Marketing   Performance   Corporate
                Services Technologies    Media      Expenses
                  (1)        (2)          (3)          (4)      Total
              ---------- ------------ -----------  -----------  -----
                                      (unaudited)
                           Three Months ended March 31, 2006
           -----------------------------------------------------------
Revenue       $  55,212    $  27,669   $  9,304  $      -   $  92,185

Costs and
 expenses:
 Cost of
  revenue           727        7,037      5,279       335      13,378
 Client
  support        42,819            -        742     2,307      45,868
 Product
  development         -        2,924          -       756       3,680
 Sales and
  marketing       1,589        3,715        966       370       6,640
 General and
  admin-
  istrative       1,504        2,438        412     4,208       8,562
 Amortization
  of intangible
  assets              -            -          -     2,036       2,036
 Client
  reimbursed
  expenses          868            -          -         -         868
               ---------    ---------   --------- --------   ---------
Total costs
 and expenses    47,507       16,114      7,399    10,012      81,032

               ---------    ---------   --------- --------   ---------
Income (loss)
 from
 operations   $   7,705    $  11,555   $  1,905  $(10,012)  $  11,153
               =========    =========   ========= ========   =========

                         Three Months ended  March 31, 2005
             ---------------------------------------------------------
Revenue       $  39,087    $  20,641   $  5,269  $      -   $  64,997

Costs and
 expenses:
 Cost of
  revenue             -        4,616      3,212       192       8,020
 Client
  support        29,727            -        715         -      30,442
 Product
  development         -        1,967          -         -       1,967
 Sales and
  marketing       1,093        1,987        214         -       3,294
 General and
  admin-
  istrative       3,138        1,795        240     2,541       7,714
 Amortization
  of intangible
  assets              -            -          -     1,803       1,803
 Client
  reimbursed
  expenses          678            -          -         -         678
               ---------    ---------   --------- --------   ---------
Total costs
 and expenses    34,636       10,365      4,381     4,536      53,918

               ---------    ---------   --------- --------   ---------
Income (loss)
 from
 operations   $   4,451    $  10,276   $    888  $ (4,536)  $  11,079
               =========    =========   ========= ========   =========

(1) Digital Marketing Services includes Avenue A | Razorfish and DNA

(2) Digital Marketing Technologies includes Atlas

(3) Digital Performance Media includes DRIVEpm and MediaBrokers

(4) For the three months ended March 31, 2006, unallocated corporate expenses include stock-based compensation expense. This expense is not allocated to our segments, as it is centrally managed at the corporate level and not reviewed by our chief operating decision maker in evaluating results by segment. For the three months ended March 31, 2005, there was no stock based compensation expense. For the three months ended March 31, 2006, stock-based compensation expense was as follows:

                                          Three months ended
                                          ------------------
                                            March 31, 2006
                                            --------------
 Cost of Revenue                               $   143
 Client Support                                  2,307
 Product Development                               574
 Sales and Marketing                               370
 General and Administrative                      1,355
                                           ------------
 Total stock-based compensation expense        $ 4,749
                                           ============


     NOTE TO EDITORS: In the company name Avenue A | Razorfish noted in this news release, a pipe symbol appears between Avenue A and Razorfish. This symbol may not appear properly in some systems.


     CONTACT: aQuantive Investor Relations
              Brynn Hoover, 206-816-8637
              brynn.hoover@aquantive.com
              or
              Media Contact:
              aQuantive Public Relations
              Ann Woolman, 206-816-8941
              ann.woolman@aquantive.com